UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 13, 2017
ADIENT PLC
(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC Dublin 1, Ireland
(Address of principal executive offices)

Registrant’s telephone number, including area code: 414-220-8900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Adient plc (“Adient”) held its 2017 Annual General Meeting of Shareholders on March 13, 2017 (the “2017 Annual General Meeting”). The independent inspector of elections for the 2017 Annual General Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote of shareholders at the Annual General Meeting, certifying on March 13, 2017 the voting results set forth below.

Proposal One:

Adient’s shareholders elected, by separate resolutions, the following seven directors for a period of one year, expiring at the end of Adient’s Annual General Meeting of Shareholders in 2018 by the following votes:

Nominee	For	Against	Abstain	Broker Non-Vote
John M. Barth	74,149,531	1,472,283	166,987	7,234,754
Julie L. Bushman	74,168,070	1,435,939	184,792	7,234,754
Raymond L. Conner	74,165,257	1,433,282	190,262	7,234,754
Richard Goodman	75,418,560	183,268	186,973	7,234,754
Frederick A. Henderson	63,774,730	11,823,749	190,322	7,234,754
R. Bruce McDonald	72,447,372	3,112,878	228,551	7,234,754
Barb J. Samardzich	75,435,816	173,315	179,670	7,234,754

Proposal Two:

Adient’s shareholders ratified, by non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as Adient’s independent auditor for fiscal year 2017 and authorized, by binding vote, the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration by the following vote:

For	Against	Abstain
82,583,199	216,706	223,650

Proposal Three:

Adient’s shareholders approved, on an advisory basis, the compensation of Adient’s named executive officers by the following vote:

For	Against	Abstain	Broker Non-Vote
72,538,602	2,965,273	284,926	7,234,754

Proposal Four:

Adient’s shareholders recommended that Adient hold the advisory vote on the frequency of the advisory vote on named executive officer compensation on an annual basis by the following vote:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
71,463,591	191,498	3,890,401	243,311	7,234,754

Proposal Five:

Adient’s shareholders approved the material terms of the performance goals under Adient’s 2016 Omnibus Incentive Plan by the following vote:

For	Against	Abstain	Broker Non-Vote
73,444,334	2,083,153	261,314	7,234,754

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC
Date: March 16, 2017	By:	/s/ Cathleen A. Ebacher
	Name:	Cathleen A. Ebacher
	Title:	Vice President, General Counsel and Secretary